Exhibit 10.3
LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is between Plan A Promotions, Inc., a Utah corporation (the “Company”), and the undersigned person or entity listed on the Counterpart Signature Page hereof, sometimes referred to herein as the “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert.

WHEREAS, it is intended that the shares of common stock of the Company covered by this Agreement shall only include the common stock currently owned by the Shareholder and represented by the stock certificate (or any successor stock certificate issued on the transfer of such stock certificate) described on the Counterpart Signature Page hereof (the “Common Stock”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           For the period beginning on June [__], 2011 and continuing for a period of one hundred eighty day (180) Days thereafter, Shareholder agrees that he/she/it will not sell, pledge, hypothecate, transfer, assign, or in any manner dispose of the shares of Common Stock.  An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of the Company’s transfer agent shall reflect such restriction.  The legend to be imprinted on the stock certificates shall be in the form as follows:

“The shares represented by this certificate are subject to a Lock-Up Agreement dated the [__] day of June, 2011, restricting the sale, transfer or assignment of the shares. Any transfer or acquisition in violation of that Lock-Up Agreement is null and void.”

2.           Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed, all such waivers shall be pro rata, as to all Shareholders who have executed a Lock-Up Agreement with the exact terms as stated in this Lock-Up Agreement.

3.           Notwithstanding anything contained in this Agreement, Shareholder may transfer his shares of Common Stock provided that the transferee executes an agreement to be bound by all of the terms and conditions of this Agreement and such transfer otherwise complies with applicable securities laws.

4.           In the event of: (a) a completed tender offer to purchase all or substantially all of the Company’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of the Company with or into an unaffiliated entity, then this Agreement shall terminate as of the closing of such event, and the Common Stock restricted pursuant hereto shall be released from such restrictions.

5.           Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholder shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

6.           This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

7.           All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 9 Birchtree Lane, Sandy, UT 84092, and to the Shareholder, at the address in the Counterpart Signature Page.  All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

8.           The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

9.           The Company or the Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  The Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company or any the non-defaulting Shareholder may suffer as a result of any breach or continuation thereof.

10.           This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto and approved by a majority of the members of the Board of Directors of the Company.

11.           This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed wholly within said State.

12.           In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

PLAN A PROMOTIONS, INC.

Date: _______________.	By_______________________________________

Name_____________________________________
Title______________________________________

LOCK-UP/LEAK-OUT AGREEMENT
COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) effective as of the latest signature date hereof, among Plan A Promotions, Inc., a Utah corporation (the “Company”); and the undersigned, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of the Company set forth below and represented by the stock certificate described below.

______________________________________________
(Name)

______________________________________________
(Street Address)

______________________________________________
(City and State)

______________________________________________
(Stock Certificate No. and Number of Shares)

______________________________________________
(Date)

By____________________________________________
(Signature) (Representative Capacity, if Applicable)

Its_____________________________________________